CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-53517) and Form S-8 (File No. 333-11585) of SPEEDUS.COM, INC. of our report dated March 30, 1999 appearing in this 1998 Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 30, 1999